SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2004

Lakeland Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

973-697-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On July 1, 2004, Lakeland Bancorp, Inc. (“Lakeland”) consummated its acquisition of Newton Financial Corporation (“Newton”) pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and between Lakeland and Newton, as amended (the “Merger Agreement”). Pursuant to the Merger Agreement, Newton merged with and into Lakeland (with Lakeland as the surviving corporation) and Newton’s subsidiaries became subsidiaries of Lakeland. All of the outstanding capital stock of Newton was automatically converted in to Lakeland common stock or cash pursuant to the terms of the Merger Agreement.

Under the allocation provisions set forth in the Merger Agreement, Newton stockholders who elected to receive Lakeland common stock are entitled to receive 4.5 shares of Lakeland common stock per share of Newton common stock and Newton stockholders who submitted valid elections for cash or who did not submit valid elections will receive $72.08 per share of Newton common stock. In the aggregate, Lakeland issued approximately 4,825,000 shares of its common stock and paid approximately $20.5 million in cash to the former stockholders of Newton. The cash portion of the purchase price was paid from Lakeland’s existing working capital.

Pursuant to the Merger Agreement, Lakeland intends to maintain Newton’s bank subsidiary — Newton Trust Company — as an independent bank for a period of two years after the closing. The Board of Newton Trust will consist of the members of the Board prior to the consummation of the merger described in the Merger Agreement plus two representatives of Lakeland. Three members of Newton’s Board — Robert E. McCracken, Paul G. Viall, Jr. and Janeth C. Hendershot — will become members of Lakeland’s Board.

Item 7. Financial Statements and Exhibits.

(a) Audited Year-end Financial Statements of Newton Financial Corporation:

Report of Independent Auditors

Consolidated Statement of Financial Condition as of December 31, 2003

Consolidated Statement of Operations for the year ended December 31, 2003

Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2003

Consolidated Statement of Cash Flows for the year ended December 31, 2003

Notes to Consolidated Financial Statements

(b) Unaudited Interim Financial Statements of Newton Financial Corporation1:

Consolidated Statement of Financial Condition as of March 31, 2004

Consolidated Statement of Operations for the three months ended March 31, 2004 and 2003

Consolidated Statement of Cash Flows for the three months ended March 31, 2004 and 2003

Notes to Consolidated Financial Statements

(c) Unaudited Pro Forma Condensed Combined Financial Statements2:

Introductory Statement

[1]	To be filed by amendment
[2]	To be filed by amendment

Pro Forma Condensed Combined Statement of Financial Condition as of March 31, 2004

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003

Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d) Exhibits:

Exhibit 99.1 - Consent of Nisivoccia & Company LLP

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

Independent Auditors’ Report

To the Board of Directors

and Stockholders of

Newton Financial Corporation

We have audited the accompanying consolidated statement of financial condition of Newton Financial Corporation (a New Jersey corporation) and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newton Financial Corporation and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Newton, New Jersey

January 26, 2004, except for Note 23 as

to which the date is April 13, 2004.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	December 31,
	2003	2002
	(in thousands)
ASSETS
Cash and due from banks	$15,192	$10,046
Federal funds sold and other short term investments	4,654	10,615
Investment securities available for sale	52,854	57,410
Investment securities to be held to maturity, fair value of $52,024 and $65,484 as of December 31, 2003 and 2002, resepectively	50,938	63,539
Federal Home Loan Bank stock and other investments, at cost	899	775
Loans receivable, net	184,245	150,471
Premises and equipment, net	3,804	3,310
Accrued interest receivable	1,742	2,067
Goodwill, net	446	446
Cash surrender value of bank owned life insurance policies	5,367	5,095
Foreclosed assets, net	915	915
Other assets	1,291	1,006

Total assets	$322,347	$305,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$48,616	$39,197
Money market accounts	26,246	12,664
Individual retirement accounts	10,559	11,440
Savings accounts	70,002	74,682
NOW accounts	47,641	42,468
Certificates of deposit	66,460	74,547

Total deposits	269,524	254,998

Borrowings	16,300	15,000
Dividends payable	343
Accrued interest payable	916	1,931
Accrued taxes and other liabilities	552	554

Total liabilities	287,635	272,483

Minority interest in equity of subsidiaries	15	14

Stockholders’ equity:
Common stock, $2.50 par value, authorized 3,000,000 shares; issued 1,475,760 shares; outstanding 1,370,805 and 1,362,253 as of December 31, 2003 and 2002, respectively	3,689	3,689
Paid-in capital	8,935	8,938
Retained earnings	24,723	23,170
Accumulated other comprehensive income	336	644
Treasury stock, at cost, 104,955 and 113,507 shares in 2003 and 2002, respectively	(2,986)	(3,243)

Total stockholders’ equity	34,697	33,198

Total liabilities and stockholders’ equity	$322,347	$305,695

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands)
Interest income:
Interest and fees on loans	$10,914	$10,050	$9,304
Interest on investment securities:
Taxable interest income	3,842	5,105	6,249
Nontaxable interest income	810	960	1,121
Interest on federal funds and other short term investments	95	243	558

Total interest income	15,661	16,358	17,232

Interest expense:
Interest on deposits	2,918	4,715	6,539
Interest on debt	317	428	614

Total interest expense	3,235	5,143	7,153

Net interest income	12,426	11,215	10,079

Provision for loan losses	165	350	320

Net interest income after provision for loan losses	12,261	10,865	9,759

Non-interest income:
Service charges on deposit accounts	611	621	635
Net gain (loss) on sale of held to maturity securities	14	(752)	—
Gain on called held to maturity securities	9	6	—
Net gain on sale of available for sale securities	18	253	—
Other service charges, commissions, rents and fees	769	860	669

Total non-interest income	1,421	988	1,304

Non-interest expenses:
Salaries and employee benefits	5,200	4,877	4,510
Occupancy expense	1,239	1,034	979
Federal deposit insurance	40	41	41
Advertising	349	257	161
Stationery and supplies	241	227	187
Equipment and computer expense	345	291	240
Foreclosed asset expense	15	54	—
Other operating expenses	1,596	1,624	1,381
Loss on disposal of premises and equipment		23	338

Total non-interest expenses	9,025	8,428	7,837

Income before taxes	4,657	3,425	3,226

Provision for income taxes	1,400	955	817

Net income	$3,257	$2,470	$2,409

Earnings per share:
Basic	$2.39	$1.81	$1.74
Diluted	$2.37	$1.80	$1.74
Consolidated Statement of Comprehensive Income
Net income	$3,257	$2,470	$2,409
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities	(221)	602	255
Less: reclassification for gains included in net income	87	140

Total comprehensive income	$2,949	$2,932	$2,664

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Paid-in Capital	Retained Earnings	Accumulated other Comprehensive Income (Loss)	Treasury Stock	Total
	Shares Outstanding	Amount
	(in thousands)
Balance, December 31, 2000	1,411	$3,689	$8,945	$20,991	$(73)	$(1,822)	$31,730

Net Income - 2001				2,409			2,409
Cash dividends				(1,331)			(1,331)
Treasury stock acquired	(37)					(1,061)	(1,061)
Treasury stock sold	1		(5)			47	42
Unrealized appreciation on investments available for sale net of tax and minority interest					255		255

Balance, December 31, 2001	1,375	3,689	8,940	22,069	182	(2,836)	32,044

Net Income - 2002				2,470			2,470
Cash dividends				(1,369)			(1,369)
Treasury stock acquired	(14)					(446)	(446)
Treasury stock sold	1		(2)			39	37
Unrealized appreciation on investments available for sale net of tax and minority interest					462		462

Balance, December 31, 2002	1,362	3,689	8,938	23,170	644	(3,243)	33,198

Net Income - 2003				3,257			3,257
Cash dividends paid or declared				(1,704)			(1,704)
Treasury stock acquired	(3)					(93)	(93)
Treasury stock sold	11		(3)			350	347
Unrealized depreciation on investments available for sale net of tax and minority interest					(308)		(308)

Balance, December 31, 2003	1,370	$3,689	$8,935	$24,723	$336	$(2,986)	$34,697

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands)
Cash flows from operating activities:
Net income	$3,257	$2,470	$2,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	636	545	472
Amortization (accretion) of bond premium (discount)	688	311	(2)
Provision for possible loan losses	165	351	320
Net (gain) loss on investment securities sold and called	(41)	493
Loss on premises and equipment		23	338
Net increase in bank owned life insurance	(272)	(95)
(Increase) decrease in accrued interest receivable and other assets	242	215	(264)
Increase (decrease) in accrued interest payable and other liabilities	(1,016)	98	(517)

Net cash provided by operating activities	3,659	4,411	2,756

Cash flows from investing activities:
Maturities and calls of investment securities to be held to maturity	29,199	48,664	86,794
Maturities and calls of investment securities available for sale	23,818	19,308	29,400
Proceeds from sales of investment securities to be held to maturity	2,029	2,416
Proceeds from sales of investment securities available for sale	11,048	11,003
Purchases of investment securities to be held to maturity	(18,940)	(18,183)	(73,587)
Purchases of investment securities available for sale	(31,154)	(57,691)	(41,640)
Net proceeds (purchases) of Federal Home Loan Bank stock	(124)		361
Proceeds from sale of student loans	8	40	21
Loan originations and principal collections, net	(33,947)	(26,589)	(11,637)
Net (increase) decrease in federal funds sold and other short term investments	5,961	(2,665)	3,925
Purchase of bank owned life insurance		(5,000)
Additions to premises and equipment	(1,130)	(670)	(1,024)

Net cash used in investing activities	(13,232)	(29,367)	(7,387)

Cash flows from financing activities:
Increase in demand deposits	9,419	1,674	856
Increase (decrease) in money market accounts	13,582	2,349	648
Increase (decrease) in individual retirement accounts	(881)	(1,212)	(1,284)
Increase (decrease) in savings accounts	(4,680)	10,443	5,787
Increase (decrease) in NOW accounts	5,173	10,970	3,202
Increase (decrease) in certificates of deposit, $100,000 and over	(4,056)	2,126	(401)
Increase (decrease) in certificates of deposit, under $100,000	(4,031)	(6,524)	927
Net proceeds from short term borrowings	1,300	3,000	2,000
Treasury stock transactions, net	254	(408)	(1,020)
Cash dividends paid	(1,361)	(1,369)	(1,331)

Net cash provided by financing activities	14,719	21,049	9,384

Net increase (decrease) in cash and cash equivalents	5,146	(3,907)	4,753

Cash and cash equivalents, beginning of year	10,046	13,953	9,200

Cash and cash equivalents, end of year	$15,192	$10,046	$13,953

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Continued)

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands)
Supplemental disclosure of cash flow information:
Interest paid	$4,249	$5,290	$7,648
Income taxes paid, net of refunds	1,220	1,154	1,007

Supplemental schedule of noncash activities:
Unrealized appreciation (depreciation) on investments available for sale	$(510)	$810	$447
Dividends declared but not paid	343
Foreclosed loan collateral		915

The accompanying notes to the consolidated financial statements are an integral part of these statements

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

Note 1 - Summary of Significant Accounting Policies

Significant accounting policies followed by Newton Financial Corporation and subsidiaries (the “Company”) are summarized below.

Nature of Operations

The Company provides a variety of banking services to individuals and businesses through its ten offices in northwest New Jersey. Its primary source of revenue is interest on loans to customers who are individuals and small to mid-sized businesses, and interest on investments in debt securities of primarily federal and local governments and their related agencies as well as high rated corporate debt securities. In 2003, the Company has elected to sell its fiduciary trust business. The Company will retain its trust powers and will continue to offer investment services.

Principles of Consolidation

The consolidated financial statements of Newton Financial Corporation include all of the accounts of the parent company and its 99.96 percent owned subsidiary, The Newton Trust Company (the “Bank”), as well as its wholly owned subsidiary Park Place Investment Co., Inc. (“PPIC”). All significant intercompany transactions have been eliminated in consolidation.

Investment Securities

Trading Securities - Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities, if any, are included in other income.

Securities Held-to-Maturity - Government and federal agency securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

Securities Available-for-Sale - Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported net of tax as a separate component of stockholders’ equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and are net of unearned discount, unearned loan fees and an allowance for loan losses.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Loans (Cont’d)

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreements. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on significant loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to repay outstanding loan balances.

The loans receivable portfolio at December 31, 2003 consists of fixed and variable rate loans approximating 57% and 43% of the portfolio, respectively.

Premises and Equipment

Premises and equipment are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is provided using the straight-line method for financial reporting purposes at rates based upon their estimated useful lives. Expenditures for major renewals and betterments that extend the useful lives of premises and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Premises and Equipment (Cont’d)

On January 1, 2003, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS No. 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. However, SFAS No. 144 makes changes to the scope and certain measurement requirements of existing accounting guidance. SFAS No. 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

Pension Plan

The Company has a noncontributory defined benefit plan covering substantially all of the employees of The Newton Trust Company. Benefits are based on compensation and length of service. The Company’s funding policy is to contribute annually an amount that would be deducted for federal income tax purposes using actuarial cost methods and assumptions, which differ from those used for financial reporting.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the Company and its subsidiaries based on the contribution of their income to the consolidated return. Separate state income tax returns are filed by the Company and its subsidiaries. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. FASB Statement No. 109, “Accounting for Income Taxes” requires deferred tax assets and liabilities be included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks for purposes of the statement of cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Reclassifications

Certain minor reclassifications were made to the 2002 and 2001 amounts to make them consistent with 2003 classifications.

Earnings Per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

Stock-Based Compensation

The Company follows the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” but elected to continue to measure compensation expense in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 and 148 had been applied. Had the Company followed the methodology in SFAS No. 123 net income would have been adjusted to the pro forma amounts indicated below:

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands except per share data)
Net Income
As reported	$3,257	$2,470	$2,409
Pro forma	3,257	2,470	2,228

Earnings per share:
Basic, as reported	$2.39	$1.81	$1.74
Basic, pro forma	2.39	1.81	1.61

Diluted, as reported	$2.37	$1.80	$1.74
Diluted, pro forma	2.37	1.80	1.61

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2001:

Dividend yield	2.64%
Expected life	10 years
Risk-free interest rate	3.92%

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Comprehensive Income

The Company follows the disclosure provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

	Year Ended December 31, 2003
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized losses on investment securities:
Unrealized holding losses arising during the period	$(356)	$135	$(221)
Less: reclassified adjustment for gains realized in net income	153	(66)	87

Other comprehensive loss, net	$(509)	$201	$(308)

	Year Ended December 31, 2002
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized gains on investment securities:
Unrealized holding gains arising during the Period	$1,056	$(454)	$602
Less: reclassification adjustment for gains realized in net income	246	(106)	140

Other comprehensive income, net	$810	$(348)	$462

	Year Ended December 31, 2001
	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
	(in thousands)
Unrealized gains on investment securities:
Unrealized holding gains arising during the Period	$447	$(192)	$255

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 1 - Summary of Significant Accounting Policies (Cont’d)

Letters of Credit

The Company adopted FASB Interpretation 45 (FIN 45) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others” on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company has financial and performance letters of credit. Financial letters of credit require the Company to make payment if the customer’s financial condition deteriorates, as defined in the agreements. Performance letters of credit require the Company to make payments if the customer fails to perform certain non-financial contractual obligations. The Company defines the initial fair value of these letters of credit as the fees received from the customer. FIN 45 applies prospectively to guarantees the Company issues or modifies subsequent to December 31, 2003.

The maximum potential undiscounted amount of future payments of these letters of credit as of December 31, 2003 is $598,850 and they expire through November 2005. Amounts due under these letters of credit would be reduced by any proceeds that the Company obtained in liquidating the collateral for the loans, which varies depending on the customer.

Note 2 - Investment Securities

The carrying amounts of investment securities and their approximate market values were as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
	(in thousands)
December 31, 2003
Available for sale:
U.S. agency securities	$51,765	$634	$187	$52,212
Marketable equity securities	470	172		642

Total securities available for sale	$52,235	$806	$187	$52,854

Held to maturity:
U.S. agency securities	$25,416	$257	$59	$25,614
State and municipal securities	15,979	678	17	16,640
Corporate bonds	9,543	227		9,770

Total securities held to maturity	$50,938	$1,162	$76	$52,024

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 2 - Investment Securities (Cont’d)

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
	(in thousands)
December 31, 2002
Available for sale:
U.S. agency securities	$55,811	$1,237		$57,048
Marketable equity securities	470		$108	362

Total securities available for sale	$56,281	$1,237	$108	$57,410

Held to maturity:
U.S. agency securities	$33,632	$613		$34,245
State and municipal securities	17,248	1,004	$1	18,251
Corporate bonds	12,659	329		12,988

Total securities held to maturity	$63,539	$1,946	$1	$65,484

During the year ended December 31, 2003, gross realized gains of $9,371 were recognized on calls of investment securities. Proceeds from such calls amounted to $25,180,000. The gross realized gains from sales of investment securities classified as available for sale amounted to $18,162 for the year ended December 31, 2003. Proceeds from such sales amounted to $11,078,478.

Also, during the year ended December 31, 2003, a net gain of $13,768 was recognized on the sale of held to maturity investment securities. Proceeds from such sales amounted to $2,029,275. Included in the gain, were two bonds for which the Company determined the credit risk had deteriorated below its current investment policy.

Investment securities, carried at approximately $2,553,437 and with market values approximating $2,658,906 at December 31, 2003 were pledged to secure public deposits and for other purposes required or permitted by law.

During the year ended December 31, 2002, gross realized gains of $6,001 were recognized on calls of investment securities. Proceeds from such calls amounted to $45,850,000. The gross realized gains from sales of investment securities classified as available for sale amounted to $253,147 for the year ended December 31, 2002. Proceeds from such sales amounted to $11,002,772.

Also, during the year ended December 31, 2002 a net loss of $752,482 was recognized on the sale of held to maturity investment securities. Proceeds from such sales amounted to $2,416,235. Included in the loss, were two bonds for which the Company determined the credit risk had deteriorated below its current investment policy. The remaining sales consisted of a mortgage backed security pool which had substantially been collected as of the date of sale.

No gross realized gains or losses were recognized on calls of investment securities during the year ended December 31, 2001.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 2 - Investment Securities (Cont’d)

The contractual maturities of investment securities, except those without a single maturity date, at December 31, 2003, were as follows:

	Securities to be held to Maturity		Securities Available for Sale
	Amortized Cost	Estimated Market value	Amortized Cost	Estimated Market Value
	(in thousands)
Due in one year or less	$14,999	$15,122	$5,027	$5,106
Due from one to five years	22,193	23,038	22,847	23,396
Due from five to ten years	3,128	3,178
Due after ten years	100	107

	40,420	41,445	27,874	28,502
Mortgage backed and marketable equity securities	10,518	10,579	24,361	24,352

	$50,938	$52,024	$52,235	$52,854

The following table indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2003:

	Less than 12 months
	Fair Value	Unrealized Losses	Number of Securities
	(in thousands)
Available for sale:
U.S. agency securities	$20,265	$187	13

Held to Maturity:
U.S. agency securities	$5,871	$59	8
State and municipal securities	1,480	17	10

	$7,351	$76	18

Management has evaluated the securities in the above table and has concluded that none of these securities have impairments that are other-than temporary. In its evaluation, management considered the types of securities including if the securities were US Government issued, and what the credit rating was on the securities. Most of the securities that are in an unrealized loss position are in a loss position because of changes in interest rates since the securities were purchased. There are no securities that have been in an unrealized loss position for 12 months or longer.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 3 - Loans Receivable

A summary of loans receivable, as reflected in the consolidated statement of financial condition is as follows:

	December 31,
	2003	2002
	(in thousands)
Residential	$47,322	$48,128
Commercial	124,943	93,101
Construction	11,026	8,212
Installment	3,444	3,200

Total loans receivable	186,735	152,641
Less:
Allowance for loan losses	2,198	2,035
Deferred loan origination fees, net	292	135

Net loans receivable	$184,245	$150,471

Changes in the allowance for loan losses are as follows:

	December 31,
	2003	2002	2001
	(in thousands)
Balance, beginning of year	$2,035	$1,710	$1,599
Provision charged to operations	165	350	320
Loans charged-off	(4)	(28)	(213)
Recoveries	2	3	4

Balance, end of year	$2,198	$2,035	$1,710

The balance of impaired loans was $969,464 at December 31, 2001. Impaired loans decreased from December 31, 2001 to December 31, 2002 by $969,464 due to foreclosure of the loan in 2002. The Bank identifies a loan as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the loan agreements. The allowance for loan losses associated with impaired loans was $200,000 at December 31, 2001. The average recorded investment on impaired loans was $484,732 and $453,943 during 2002 and 2001, respectively, and no income was recognized on impaired loans during 2002 and 2001. Interest, which would have been accrued on impaired loans during 2002 and 2001, was $38,106 and $27,628, respectively. There were no impaired loans at December 31, 2003 and December 31, 2002.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 3 - Loans Receivable (Cont’d)

Loans past due 90 days or more are those loans as to which payment of interest or principal is in arrears for a period of 90 days or more but is adequately collateralized as to interest and principal or is in the process of collection. Non-performing loans consist of non-accrual loans and renegotiated loans. Non-accrual loans are those on which income under the accrual method has been discontinued with subsequent interest payments credited to interest income when received, or if ultimate collectibility of principal is in doubt, applied as principal reductions. Renegotiated loans are loans whose contractual interest rates have been made due to borrowers’ financial difficulties. Interest on these loans is either accrued or credited directly to interest income. Loans past due 90 days or more and non-performing loans were as follows:

	December 31,
	2003	2002	2001
	(in thousands)
Loans greater than 90 days past due	$127	$748	$220

Non-performing loans:
Non-accrual loans	$675	$147	$969

The impact of non-performing loans on interest income is as follows:

	December 31,
	2003	2002	2001
	(in thousands)
Interest income if performing in accordance with original terms	$33	$45	$28
Interest income actually recorded	26	—	—

	$7	$45	$28

Residential mortgage loans of approximately $27,814,116 have been pledged as collateral for the short-term borrowings from the Federal Home Loan Bank of New York as of December 31, 2003 (see note 6).

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 4 - Premises and Equipment

Major classes of premises and equipment consist of the following:

	Estimated Useful Lives	December 31,
		2003	2002
		(in thousands)
Land		$661	$661
Bank premises and improvements	3 to 40 years	4,566	4,213
Furniture and equipment	3 to 20 years	4,115	3,662
Construction in progress		324

		9,666	8,536
Less: accumulated depreciation		5,862	5,226

		$3,804	$3,310

Depreciation expense amounted to $636,776, $545,286 and $471,625 for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 5 - Foreclosed Assets

Foreclosed assets are presented net of allowance for losses. An allowance of $54,464 for the estimated loss was charged to operations during 2003.

Note 6 - Borrowings

Borrowings from the Federal Home Loan Bank of New York are summarized below:

December 31, 2003 Amount of Note	Interest Rate	Due Date
(in thousands)
$4,000	1.41%	February 12, 2004
1,380	1.54%	February 13, 2004
2,400	1.33%	March 8, 2004
1,200	1.35%	May 19, 2004
3,900	1.24%	July 12, 2004
405	2.11%	February 14, 2005
450	1.80%	May 19, 2005
405	2.71%	February 21, 2006
450	2.37%	May 19, 2006
405	3.20%	February 20, 2007
450	2.88%	May 21, 2007
405	3.57%	February 19, 2008
450	3.33%	May 19, 2008

$16,300

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 6 - Borrowings (Cont’d)

December 31, 2002 Amount of Note	Interest Rate	Due Date
(in thousands)
$5,000	2.40%	February 12, 2003
3,000	2.67%	March 6, 2003
2,000	3.12%	July 3, 2003
5,000	2.30%	July 10, 2003

$15,000

The Bank is a member of the Federal Home Loan Bank of New York. The Bank’s equity membership at December 31, 2003 and 2002 was $873,600 (8,736 capital stock shares) and $750,000 (7,500 capital stock shares), respectively. The Bank has total available advances of approximately $21,000,000 at December 31, 2003, of which $16,300,000 were outstanding. The borrowings are collateralized by a blanket lien on all residential mortgages.

Note 7 - Income Taxes

The provision (benefit) for income taxes in the consolidated statement of operations is as follows:

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Current:
Federal	$1,093	$901	$815
State	295	236	156

Total current tax expense	1,388	1,137	971

Deferred:
Federal	14	(120)	(118)
State	(2)	(62)	(36)

Total deferred tax expense (benefit)	12	(182)	(154)

Total tax provision	$1,400	$955	$817

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 7 - Income Taxes (Cont’d)

The income tax provision reconciled to the income taxes that would have been computed at the statutory federal rate is as follows:

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Federal income tax, at statutory rates	$1,583	$1,165	$1,097
Increase (deduction) in taxes resulting from:
Non-taxable interest income	(276)	(330)	(386)
State income tax, net of federal income tax effect	193	93	67
Other, net	(100)	27	39

Provision for income taxes	$1,400	$955	$817

The net deferred tax asset consisted of the following:

	December 31,
	2003	2002
	(in thousands)
Deferred tax assets:
Allowance for loan losses	$758	$688
Valuation reserves for other real estate	109	109
Depreciation		38
Deferred compensation		46
Other, net	136	133

Total deferred tax assets	1,003	1,014

Deferred tax liabilities:
Unrealized gains on securities available for sale	284	486
Depreciation	5
Other	64	68

Total deferred tax liabilities	353	554

Net deferred tax assets, included in other assets	$650	$460

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 8 - Earnings Per Share

The Company’s calculation of earnings per share in accordance with SFAS No. 128 is as follows:

	Year Ended December 31, 2003
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$3,257	$1,362	$2.39

Effect of dilutive securities
Stock options	—	10	(0.02)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$3,257	$1,372	$2.37

	Year Ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,470	$1,368	$1.81

Effect of dilutive securities
Stock options	—	2	(0.01)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,470	$1,370	$1.80

	Year Ended December 31, 2001
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(in thousands, except per share amounts)
Basic earnings per share
Net income available to common shareholders	$2,409	$1,386	$1.74

Effect of dilutive securities
Stock options	—	—	(0.00)

Diluted earnings per share
Net income available to common shareholders plus assumed conversions	$2,409	$1,386	$1.74

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 8 - Earnings Per Share (Cont’d)

Options to purchase 13,362 shares of common stock at $29.89 per share were outstanding during 2001. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

Note 9 - Pension Plan

The Bank maintains a non-contributory defined benefit pension plan covering all eligible employees (the “Plan”). The funding policy is to contribute an amount that is at least the minimum required by law. The investment policy and strategy of the Plan and its advisors includes target portfolio allocations of approximately 60% in equities and 40% in debt securities. At certain periods of time the Plan has increased the amount of allocation towards debt securities when there have been large anticipated disbursements required for terminated and/or retired plan participants. Historically, the Plan assumes that the long term equity securities have earned a rate of return of approximately 10% and fixed income securities had earned a return of between 1% and 5%.

The pension Plan’s weighted-average asset allocations by asset category are as follows:

	December 31,
	2003	2002
Asset category
Equity securities	50%	56%
Debt securities	49	39
Other securities	1	5

	100%	100%

Prepaid/(accrued) benefit cost was determined following the prescribed standards and methods in FASB Statement No. 87. The following sets forth the Plan’s funded status as of December 31, 2003, 2002 and 2001(the measurement date). Any gains or losses incurred are reflected in the following year.

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$1,815	$1,749	$1,645
Service cost	245	161	169
Interest cost	135	112	107
Actuarial gain (loss)	37	(99)	17
Benefits paid	(71)	(108)	(189)

Benefit obligation at end of year	2,161	1,815	1,749

Change in plan assets
Fair value of plan assets at beginning of year	1,421	1,344	1,006
Return on plan assets	268	95	88
Employer contribution	400	300	250
Benefits paid	(71)	(108)	(189)
Asset gain (loss)	(321)	(210)	189

Fair value of plan assets at end of year	1,697	1,421	1,344

Funded status	(464)	(394)	(405)

Unrecognized net actuarial loss	633	489	438

Prepaid benefit	$169	$95	$33

Accumulated benefit obligation	$1,433	$1,212	$1,193

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 9 - Pension Plan (Cont’d)

Net pension cost included the following components:

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Service cost	$245	$161	$169
Interest cost on projected benefit obligation	135	112	107
Expected return on plan assets	(107)	(95)	(88)
Net amortization	53	28	23

Net periodic benefit cost	$326	$206	$211

The determination of pension expense was based on the Projected Unit Credit attribution method, as follows:

Weighted-average assumptions used to determine obligations and net periodic pension cost	2003	2002	2001
Discounted rate	7.25%	7.25%	7.25%
Expected return on plan assets	7.25	7.25	7.25
Rate of compensation	5.00	5.00	5.00

On January 20, 2004, the Company’s Board of Directors approved a resolution to freeze the plan effective March 31, 2004. All participants of the plan will cease accruing benefits as of that date.

Note 10 - Commitments and Contingent Liabilities

Litigation

The Company may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Company also has various commitments and contingent liabilities which are not reflected in the accompanying consolidated financial statements. In management’s judgment, the consolidated financial statements of the Company will not be affected materially by the final outcome of any present legal proceedings or other contingent liabilities and commitments.

Commitments with Off-Balance Sheet Risk

The consolidated statement of financial condition does not reflect various commitments relating to financial instruments which are used in the normal course of business. Management does not anticipate that the settlement of those financial instruments will have a material adverse effect on the Company’s financial position. These instruments include commitments to extend credit and letters of credit. The financial statements have inherent degrees of credit risk, which is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 10 - Commitments and Contingent Liabilities (Cont’d)

Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank was committed to advance $48,879,132 to its borrowers as of December 31, 2003. Such commitments generally expire within one year. The total commitment may not represent the future cash outlays to these customers, since customers may decide not to utilize all amounts available under their commitments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include real estate, accounts receivable, inventory, equipment, securities and other properties.

Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. The Bank has entered into standby letter of credit contracts with its customers totaling $598,850 as of December 31, 2003, which generally expire within one year.

The Bank is able to purchase up to $8,000,000 in overnight federal funds from Fleet National Bank.

At December 31, 2003, the Bank was committed under three operating leases for branch and administrative office sites. The future minimum lease payments are as follows:

Year Ending December 31,	Amount
(in thousands)
2004	$90
2005	70
2006	65
2007	11

$236

The Bank has various renewal options for two of the three leases. The rent expense under the leases approximated $87,403, $48,279 and $38,729, for the years ended December 31, 2003, 2002 and 2001, respectively.

During 2001, the Bank closed one of its branches for which it is committed under a long term lease through June 2006. The potential amount of the lease commitment was $164,333. The lease was settled in September 2003 for approximately $150,000.

Note 11 - Employee Stock Ownership Program

The Bank had sponsored a leveraged employee stock ownership plan (ESOP) that covered substantially all employees who have completed 1,000 hours of service during a plan year. Substantially all dividends received by the ESOP are used to reinvest in new shares. There was no ESOP contribution expense for the years ended December 31, 2003, 2002 and 2001. The ESOP was terminated during the year ended December 31, 2003.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 12 - Stock Compensation Plans

The Company has adopted the 1999 Restricted Stock Plan (the “Stock Plan”). Under the Stock Plan the Company may grant to officers and other employees up to 7,354 shares of common stock. There have been no shares granted in this stock plan.

The Company has also adopted the 1999 Stock Option Plan (the “Option Plan”). Under the Option Plan the Company may grant options to officers and other employees to purchase up to 112,646 shares of common stock. The plan was amended in 2001 to allow grants to members of the Company’s board of directors. Both incentive stock options and non-qualified stock options may be granted under the Option Plan. For incentive stock options, the purchase price per share of common stock shall not be less than one hundred percent of the fair market value of the common stock on the date of grant. For non-qualified stock options, the purchase price per share of common stock shall not be less than eighty-five percent of the fair market value of the common stock on the date of grant. There were no options granted during the year ended December 31, 2003 and 2002.

A summary of the status of the Company’s Option Plan is presented below:

	2003		2002		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	34,341	$29.89	34,341	$29.89	3,446	$29.50
Exercised	(10,750)	30.00
Granted					32,500	29.91
Forfeited	(10,000)	30.00			(1,605)	30.00

Outstanding at end of year	13,591	$29.71	34,341	$29.89	34,341	$29.89

Options exercisable at year end	13,265		18,688		13,362

Weighted-average fair value of options granted during the year	$5.58

Information pertaining to options outstanding at December 31, 2003 is as follows:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$28.50 - $30.00	13,591	7.22	$29.71	13,265	$29.72

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 13 - Employee 401(k) Plan

The Bank has a 401(k) retirement savings plan in which substantially all employees may participate. The Bank’s contribution to the plan is discretionary based on 20% matching of voluntary contributions of up to 7% of individual compensation. For the years ended December 31, 2003, 2002 and 2001, the Bank’s matching contributions to the 401(k) plan were $32,516, $29,046 and $24,064, respectively. The Bank’s matching contribution is invested in Newton Financial Corporation stock. Employee contributions are vested at all times, and Bank contributions are fully vested after three years.

Note 14 - Related Party Transactions

The Bank has entered into transactions with its directors, significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2003 and 2002, was $3,427,996 and $3,270,255, respectively.

Customer deposits as of December 31, 2003 and 2002, included deposits by directors, executive officers, employees and their affiliates in the amount of $2,545,799 and $2,334,063, respectively.

Note 15 - Leases

The bank leases a portion of one of its branch buildings to a local business. The lease is month to month with no formal terms. The bank also leases an adjacent parking lot to a local municipality. Total rental income amounted to $10,430, $13,698 and $15,016, for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company’s wholly owned subsidiary Park Place Investment Co., Inc. (“PPIC”) has entered into a lease with a broker/dealer registered under the Securities Exchange Act of 1934. The lease calls for the lessor to receive rent payments equal to a percent of the gross sales commissions received by the broker attributable to the operation conducted at the lease location (effective 4/1/03, a minimum monthly lease payment of $1,000 will be received). If gross sales commissions exceed $300,000 the lease calls for a 5% increase for amounts greater than $300,000. The lease may be terminated by either party upon 90 days notice. There are no future minimum rental payments due to the nature of the lease. Rental income under the lease amounted to $25,465, $94,881 and $93,379, for the years ended December 31, 2003, 2002 and 2001, respectively.

Concurrent with the above lease transaction, the Company entered into a lease and sub-lease for the same space, with the Bank, its subsidiary, and the owner of the real estate, and its wholly owned subsidiary, PPIC. The leases call for the Company to lease the space from the Bank and in turn sub-lease the same space to PPIC who ultimately leases it to a third party. All transactions related to the related party leases have been eliminated during consolidation.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 16 - Certificates of Deposit

At December 31, 2003, the schedule of maturities of certificates of deposit is as follows (in thousands):

Year
2004	$48,605
2005	10,223
2006	2,122
2007	5,510

$66,460

At December 31, 2002, the schedule of maturities of certificates of deposit is as follows (in thousands):

Year
2003	$61,768
2004	8,104
2005	2,874
2006	1,801

$74,547

Certificates of deposit in the amount of $100,000 or more mature as follows:

	Year Ended December 31,
	2003	2002
	(in thousands)
Within 3 months	$3,653	$6,713
4 to 12 months	4,258	4,599
1 to 5 years	1,610	2,264

	$9,521	$13,576

Note 17 - Concentrations of Credit

All of the Company’s loans, commitments, and standby letters of credit have been granted to customers in the Company’s market area. Investments in state and municipal securities also involve governmental entities within the Company’s market area. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy and regulatory lending limits, does not extend credit to any single borrower or group of related borrowers in excess of $4,944,238 as of December 31, 2003.

The Bank maintains amounts due from banks, federal funds, and interest-bearing deposits that are in excess of federally insured limits by approximately $8,356,000 at December 31, 2003.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 18 - Newton Financial Corporation (Parent Company Only)

Newton Financial Corporation operates a 99.96 percent owned subsidiary, The Newton Trust Company and Park Place Investment Co., Inc. The net income of the Bank and PPIC is recognized by the Company using the equity method of accounting. Accordingly, the Bank and PPIC’s net income is recorded as an increase in the Company’s investment and dividends are recorded as a reduction. Condensed financial statements of the parent company only follow:

Condensed Statement of Financial Condition

	December 31,
	2003	2002
	(in thousands)
Assets
Cash	$663	$245
Investment securities available for sale	642	362
Investment in subsidiaries	33,630	32,547
Other assets	107	47

Total assets	$35,042	$33,201

Liabilities and stockholders’ equity
Accrued income taxes	$2	$3
Dividends payable	343
Stockholders’ equity	34,697	33,198

Total liabilities and stockholders’ equity	$35,042	$33,201

Condensed Statement of Operations

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands)
Dividends from subsidiary	$1,704	$1,803	$2,386
Interest income	3	4	11
Rental income	21	79	78
Other expense	(18)	(41)	(39)

	1,710	1,845	2,436
Income taxes	6	27	32

Income before equity in undistributed earnings of subsidiary	1,704	1,818	2,404

Equity in undistributed earnings of subsidiary	1,553	652	5

Net income	$3,257	$2,470	$2,409

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 18 - Newton Financial Corporation (Parent Company Only) (Cont’d)

Condensed Statement of Cash Flows

	For the Year Ended December 31,
	2003	2002	2001
	(in thousands)
Operating Activities
Net income	$3,257	$2,470	$2,409
Adjustment to reconcile net income to net cash provided by operating activities:
(Increase) decrease in other assets	(178)	25	25
Increase (decrease) in accrued income taxes	(1)	2	(1)
Equity in undistributed earnings of subsidiary	(1,553)	(652)	(5)

Net cash provided by operating activities	1,525	1,845	2,428

Financing Activities
Treasury shares purchased	(93)	(445)	(1,061)
Treasury shares sold	347	37	41
Cash dividends paid	(1,361)	(1,369)	(1,331)

Net cash used by financing activities	(1,107)	(1,777)	(2,351)

Net increase in cash	418	68	77
Cash, beginning of year	245	177	100

Cash, end of year	$663	$245	$177

Supplemental disclosure of cash flow information:
Income taxes paid	$6	$25	$33
Dividends declared but not paid	343

Note 19 - Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Short-term Investments

For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

Investment Securities

For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 19 - Disclosures About Fair Value of Financial Instruments (cont’d)

Loan Receivables

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual transaction.

Deposit Liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings

The fair values of borrowings are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Commitments

The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the parties at the reporting date. The fair value of the Company’s commitments to extend credit and standby letters of credit are insignificant at December 2003 and 2002.

The estimated fair values of the Company’s financial instruments are as follows:

	December 31, 2003		December 31, 2002
	Carrying Amount	Estimated Fair value	Carrying Amount	Estimated Fair value
	(in thousands)
Financial assets:
Cash and short-term investments	$19,846	$19,846	$20,661	$20,661
Investment securities available for sale	52,854	52,854	57,410	57,410
Investment securities to be held to maturity	50,938	52,024	63,539	65,484
Loans	186,735	188,374	152,641	155,606
Less: allowance for loan losses	2,198	2,198	2,035	2,035
Deferred loan origination fees, net	292	292	135	135

Financial liabilities:
Deposits	269,524	270,052	254,998	255,388
Borrowings	16,300	16,289	15,000	15,058

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 20 - Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulations to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following tables) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2003, that the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2003, the Company and the Bank met all regulatory requirements for classifications as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

As of December 31, 2003 and 2002, the Company and the Bank have the following capital ratios:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2003
Total Capital (to risk-weighted assets)
Company	$36,114	16.45%	$17,562	8.00%	N/A	N/A
Bank	35,160	16.12%	17,450	8.00%	$21,813	10.00%
Tier I Capital (to risk-weighted assets)
Company	33,916	15.45%	8,781	4.00%	N/A	N/A
Bank	32,962	15.11%	8,725	4.00%	13,088	6.00%
Tier I Capital (to average assets)
Company	33,916	10.47%	12,954	4.00%	N/A	N/A
Bank	32,962	10.23%	12,892	4.00%	16,115	5.00%

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 20 - Regulatory Matters (Cont’d)

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2002
Total Capital (to risk-weighted assets)
Company	$34,082	18.15%	$15,023	8.00%	N/A	N/A
Bank	33,445	18.06%	14,819	8.00%	$18,524	10.00%
Tier I Capital (to risk-weighted assets)
Company	32,047	17.07%	7,511	4.00%	N/A	N/A
Bank	31,410	16.96%	7,410	4.00%	11,114	6.00%
Tier I Capital (to average assets)
Company	32,047	10.59%	12,105	4.00%	N/A	N/A
Bank	31,410	10.35%	12,144	4.00%	15,180	5.00%

Note 21 - Quarterly Financial Data (Unaudited)

The following represents summarized quarterly financial data of the Company, which in the opinion of management reflected all adjustments necessary for a fair presentation of the Company’s results of operations.

	Quarter Ended
	March 31, 2003	June 30, 2003	September30, 2003	December 31, 2003
	(in thousands, except per share amounts)
Total interest income	$3,963	$3,912	$3,837	$3,949
Total interest expense	920	810	756	749

Net interest income	3,043	3,102	3,081	3,200
Provision for loan and lease losses	41	42	41	41
Noninterest income	367	347	348	318
Noninterest expense	2,294	2,247	2,286	2,198
Gain (loss) on sale of securities		(25)	4	62

Income (loss) before taxes	1,075	1,135	1,106	1,341
Income taxes	316	343	329	412

Net income
	$759	$792	$777	$929

Earnings per share
Basic	$.56	$.58	$.57	$.68
Diluted	.56	.58	.56	.67

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 21 - Quarterly Financial Data (Unaudited) (Cont’d)

	Quarter Ended
	March 31, 2002	June 30, 2002	September 30, 2002	December 31, 2002
	(in thousands, except per share amounts)
Total interest income	$4,084	$4,108	$4,119	$4,047
Total interest expense	1,381	1,352	1,303	1,107

Net interest income	$2,703	$2,756	$2,816	$2,940
Provision for loan and lease losses	$70	$70	$111	$99
Noninterest income	$352	$355	$345	$429
Gain (loss) on sale of securities	—	(611)	10	108
Noninterest expense	1,990	2,007	2,150	2,281

Income before taxes	$995	$423	$910	$1,097
Income taxes	316	134	288	217

Net income	$679	$289	$622	$880

Earnings per share
Basic	$.49	$.21	$.46	$.65
Diluted	.49	.21	.46	.64

Note 22 - Merger

On October 24, 2003, the Boards of Directors of Lakeland Bancorp, Inc. (“Lakeland”) and Newton Financial Corporation announced an agreement and plan of merger. Under this transaction, Newton Financial Corporation will merge into Lakeland. Shareholders of Newton Financial Corporation can elect to receive either 4.5 shares of Lakeland Bancorp common stock or $72.08 per share subject to a maximum cash payment of 25%. This transaction is subject to respective shareholders and regulatory approvals.

In connection with the merger due diligence procedures, the Company discovered that certificates of amendment increasing the Company’s authorized shares to 3,000,000 were not filed with the State of New Jersey as required by the New Jersey Business Corporation Act. Newton’s shareholders twice approved amendments to Newton’s certificate of incorporation increasing the number of authorized shares. To clarify the rights of its shareholders, Newton has sought from a court of competent jurisdiction the issuance of a declaratory judgment or order confirming that Newton’s currently outstanding shares are validly issued and outstanding. A court order satisfactory to Lakeland is a condition of closing. This condition must be met by June 30, 2004, or Lakeland has certain rights to terminate the transaction under the terms set forth in the Merger Agreement. Management does not anticipate that the resolution of this issue will have a materially adverse effect on the Company’s financial condition or results of operations.

NEWTON FINANCIAL CORPORATION

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(Continued)

Note 23 - Subsequent Events

On March 10, 2004, the Company’s shareholders approved the plan of merger with Lakeland Bancorp., Inc.

During April 2004, the Bank discovered that a loan receivable outstanding at December 31, 2003 has become uncollectible. The amount of the uncollectible loan is $320,200. Management believes that their current allowance for loan losses is adequate at December 31, 2003.

Also during April 2004, the Bank has discovered that one of its branches has an oil tank that has leaked into the surrounding soil. Currently, the Bank is having environmental testing performed to determine if and what kind of environmental remediation is necessary. Although any potential costs cannot be determined at the present time, management is of the opinion that additional costs, if any, are not expected to be material relative to consolidated financial position or future results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma
Name:	Roger Bosma
Title:	President and Chief Executive Officer

Date: July 16, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consent of Nisivoccia & Company LLP